Exhibit 5.1

August 23, 2021

Broadstone Net Lease, Inc.

800 Clinton Square

Rochester, New York 14604

Re:	Broadstone Net Lease, Inc., a Maryland corporation (the “Company”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with certain matters of Maryland law arising out of the registration of shares of common stock, par value $0.00025 per share (“Common Stock”), of the Company having a maximum aggregate offering price of $400,000,000 (the “Shares”) to be sold in an at-the-market offering (the “Offering”), pursuant to the Registration Statement on Form S-3 (Registration No. 333-257317) originally filed with the United States Securities and Exchange Commission (the “Commission”) on June 23, 2021 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)    the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on October 18, 2007, Articles of Amendment filed with the Department on September 14, 2020, Articles Supplementary filed with the Department on September 14, 2020, and Articles of Amendment filed with the Department on September 18, 2020;

(ii)    the Second Amended and Restated Bylaws of the Company, effective as of March 23, 2020 (the “Bylaws”);

(iii)    resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of June 22, 2021 and August 23, 2021 (collectively, and together with the

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 23, 2021

resolutions to be adopted and actions to be taken by the Board of Directors or a duly authorized committee thereof in accordance with clause (g) below, the “Directors’ Resolutions”);

(iv)    the Registration Statement and the related base prospectus dated June 23, 2021 (the “Base Prospectus”), and the related prospectus supplement dated August 23, 2021 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”);

(v)    fully executed copies of the Equity Distribution Agreements, dated as of August 23, 2021 (the “Equity Distribution Agreements”), by and among the Company, Broadstone Net Lease, LLC, a New York limited liability company of which the Company acts as the managing member (the “Operating Company”), and each of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BTIG, LLC, Capital One Securities, Inc., KeyBanc Capital Markets Inc., Ramirez & Co., Inc., Regions Securities LLC, TD Securities (USA) LLC and Truist Securities, Inc. in their capacity as Managers, as sales agents, principals and/or forward sellers, and the forward purchasers party to each agreement;

(vi)    a certificate of one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws and the Directors’ Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate and certifying as to the form, approval, execution and delivery of the Equity Distribution Agreement;

(vii)    a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland; and

(viii)    such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)    each person executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

(b)    each natural person executing any of the Documents is legally competent to do so;

(c)    any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 23, 2021

(d)    the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)    the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

(f)    none of the Shares have been or will be issued or transferred in violation of the provisions of Article VII of the Charter relating to restrictions on ownership and transfer of shares of stock of the Company;

(g)    Subsequent to the date hereof and prior to the issuance and sale by the Company of any Shares, the Board of Directors or a duly authorized committee thereof will duly adopt resolutions which will set the maximum aggregate number of shares of Common Stock of the Company that may at any time be issued and/or sold pursuant to the Equity Distribution Agreements delivered pursuant thereto, as the case may be, and will set the minimum consideration to be received by the Company for such Shares;

(h)    the aggregate gross sales price of all of the Shares will not exceed $400,000,000, and the aggregate number of Shares to be issued and sold pursuant to the Equity Distribution Agreement will not exceed the maximum number of Shares authorized for issuance and sale in the Directors’ Resolutions;

(i)    upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under its Charter.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.    When issued and delivered by the Company in exchange for payment of the consideration therefor, in accordance with the Equity Distribution Agreements and the Directors’ Resolutions, the Shares to be issued in the Offering will have been duly authorized by all necessary corporate action on the part of the Company, and such Shares will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

BALLARD SPAHR LLP

Broadstone Net Lease, Inc.

August 23, 2021

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Shares, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm as Maryland corporate counsel to the Company in the section of the Registration Statement entitled “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ BALLARD SPAHR LLP